Exhibit 10.8

SUPPLY AGREEMENT

THIS SUPPLY AGREEMENT made at Bangalore this the 1st day of December 2000 by and between:

BPL LIMITED, a Company incorporated under the Companies Act, 1956 having its Registered Office at, BPL Works, Palakkad-678007, Kerala and marketing office at 13, Kasturba Road, Bangalore 560001 (hereinafter referred to as ‘BPL’ which expression shall unless repugnant to the context or meaning thereof include its successors and assigns)

AND

WORLDSPACE INTERNATIONAL NETWORK INC., a Company registered under the laws of British Virgin Islands and having its Principal Office at Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, British Virgin Islands (hereinafter referred to as ‘WorldSpace’ which expression shall unless repugnant to the context or meaning thereof include its successors).

WHEREAS, BPL desires to manufacture and market WorldSpace Receivers and the Product as defined hereunder is one of the components required for the manufacture of WorldSpace Receivers.

AND WHEREAS, WorldSpace has agreed to supply the Product to BPL on certain terms and conditions as set forth hereunder.

NOW THIS AGREEMENT WITNESSETH AS FOLLOWS:

1.	DEFINITIONS

For the purpose of this Agreement the following terms shall have the following respective meanings

1.1	“Agreement” means the subject Agreement or any amendment which has been agreed to in writing by the Parties hereto.

1.2	“Effective Date” shall mean the date on which this Agreement is executed by the duly authorised representatives of each party.

1.3	“Product” shall mean the STARMAN Chipsets manufactured under license from WorldSpace with characteristics set forth in Annexure to this Agreement. A list of manufacturers qualified and licensed to manufacture STARMAN Chipsets as of the Effective Date is set forth in the said Annexure as periodically updated.

1.4	“Purchase Order” shall mean written order for supply of the Product duly signed on behalf of BPL and placed on WorldSpace during the period of this Agreement.

2.	SCOPE OF THE AGREEMENT

WorldSpace and BPL agree that the WorldSpace Receivers require for their manufacture specially designed Product manufactured by WorldSpace licensees and, therefore, WorldSpace shall supply the Product to BPL and BPL shall purchase the Product only from WorldSpace under the terms and conditions of this Agreement.

3.	SUPPLY OF THE PRODUCT

3.1.1	BPL will place Purchase Orders from time to time in respect of its requirements of the Product. The terms and conditions of this Agreement shall be incorporated in any Purchase Order, regardless of whether any specific reference is made to this Agreement in such purchase order. In the event of a conflict between the terms and conditions of this Agreement and those of the Purchase order, the provisions of the Agreement shall prevail. Unless otherwise agreed in writing, no additional pre-printed terms or conditions contained in Purchase order/orders confirmation or invoice shall apply.

3.1.2	The Purchase Order shall be deemed to have become binding upon the Parties hereto upon WorldSpace’s acceptance of the same, which shall be not later than ten (10) days of WorldSpace’s receipt of the Purchase Order from BPL.

3.1.3	The lead-time for delivery of the Product is sixteen (16) weeks from the date of WorldSpace’s acceptance of the Purchase Order. The delivery for this purpose is deemed to be complete on the date of delivery by WorldSpace at the site specified by BPL. The time for delivery can be extended by such further period as mutually agreed upon on case to case basis.

3.2	PACKING AND DELIVERY

3.2.1	The Product shall be delivered by WorldSpace at the site specified by BPL. BPL shall bear the freight and insurance charges for delivery at site. WorldSpace shall ensure that all Product are adequately packed and secured in such a manner as to withstand damage or loss due to rough handling or pilferage during transportation under conditions which may involve multiple handling and transport whether by air, ship, rail and/or road. In addition, all contractual Product shall be protected from dust, moisture, salt, climatic or other environmental factors.

3.2.2	BPL shall be responsible for obtaining any and all licenses, permits or similar authorizations necessary for the importation of the Product into India.

3.3	TITLE TO THE PRODUCT

Title to the Product under each Purchase Order shall pass to BPL on delivery of the Product at the site specified by BPL.

3.4	BILLING AND PAYMENT

The supply price shall be paid by BPL to WorldSpace by means of an irrevocable letter of credit accompanying each Purchase Order. Payment shall be made on delivery of the Product at site.

3.5	INSPECTION

3.5.1	BPL shall carry out inspection of the Product within fourteen (14) days after delivery pursuant to the agreed delivery term. BPL shall report any discrepancy in the contents and quantity of each consignment to WorldSpace within the said fourteen (14) days period. The discrepancy shall be rectified by WorldSpace within thirty (30) days of the receipt of the report subject to availability of the Product. The scope of inspection shall be as follows:

a)	Quantity as listed in packing list.

b)	Product type and model.

c)	Packaging is in original condition.

3.5.2	WorldSpace undertakes to replace Product damaged in course of transit to the site specified by BPL without any cost or expenditure to BPL.

4.	WARRANTY

WorldSpace warrants that the Product to be supplied to BPL under this Agreement shall be free from defects in material and workmanship and shall conform to the characteristics provided in the Annexure to this agreement. In the event of any defect in the Product, BPL shall give written notice of the defects and satisfactory proof thereof within fourteen (14) days of the receipt of the Product. However if more than five percent (5%) of the Product received in a particular consignment are found to be defective, then WorldSpace shall take back the entire consignment and replace the same at its own cost on written intimation from BPL within thirty (30) days of the receipt of the Product at the delivery site by BPL, subject to availability of the Product.

5.	PATENT INDEMNITY

As of the effective date, WorldSpace represents and warrants that it is unaware of any third party patent or other intellectual property right that would be infringed by use of the Product. If BPL is charged with infringement of a third party’s patent, trademark, copyright or other intellectual property rights as a result of the use of the Product, in the WORLDSPACE Receiver within the WORLDSPACE Service Area, and if such alleged infringement arises from an aspect or function of the Product that was required pursuant to the Technical Specifications, WORLDSPACE will, at no expense to BPL, do one or more of the following: (i) defend BPL against such charge or claim; (ii) procure for BPL the right to continue the use of the Product; or (iii) modify the design of the Product so that it no longer infringes, provided that such modification can be done without substantially impairing its functionality or performance. BPL will promptly notify WORLDSPACE in writing of any claim of infringement and will provide

WORLDSPACE with the authority, information and assistance necessary to defend or settle such claim; provided, however, that BPL will have the right to participate in such defense and to approve any proposed settlement in advance. BPL will have the right to take over from WORLDSPACE the defense of a claim at any time, provided that BPL releases WORLDSPACE in writing from any further obligation of defense or indemnification in connection with such claim. WORLDSPACE shall bear all costs and all consequences of defending such a claim and of any final judgement imposed; provided, however, that WORLDSPACE’s financial obligation under this Article shall be limited to the total amount paid by BPL to WORLDSPACE for purchase of the Product.

6.	CONFIDENTIALITY AND PUBLICITY

Both Parties shall keep confidential and shall not without the prior consent in writing of the other Party disclose to any third party the contents of any documents or information (whether of a commercial, financial, technical nature) acquired or received from the other Party in connection with the negotiations of this Agreement, during the term of this Agreement or in connection with the Product.

The aforesaid obligation shall not apply to any information/document which

i)	are necessarily disclosed by their use in the Product.

ii)	has previously been made public by either of the Parties.

iii)	Is established to be in the public domain otherwise than as a consequence of a breach of the obligation herein undertaken.

Neither Party shall publicize the nature or contents of this Agreement except on mutual approval and in such manner as mutually agreed.

7.	DURATION

The term of this Agreement shall run contemporaneous with the Term of the STANDARD WORLDSPACE RECEIVER DEVELOPMENT, PRODUCTION, MARKETING AND LICENSE AGREEMENT between WorldSpace India Private Limited and BPL Limited.

This Agreement may be renewed for further periods on mutually agreed terms and conditions.

8.	TERMINATION

8.1	In the event either party hereto should breach any terms and conditions, or fail to perform any obligations or undertakings hereunder, the other party hereto may notify the defaulting party of such default, and if the situation is not rectified with sixty (60) days after the receipt of such notice, the party giving notice may, at its option, terminate this Agreement forthwith.

8.2	In the event either Party hereto should become insolvent or bankrupt, or make an assignment to or for the benefit of creditors, or in the event either Party hereto should enter into liquidation or receivership, or in the event direct or indirect change in ownership, management or effective control of either Party hereto is made, then the other Party, at its option, may at any time thereafter immediately terminate this Agreement by giving a written notice thereof.

8.3	Termination of this Agreement does not affect a party’s accrued rights and obligations at the date of termination.

9.	FORCE MAJEURE

9.1	Any delay or failure in performance hereunder by either Party hereto shall be excused if and to the extent caused by occurrences beyond such Party’s control, including but not limited to, decrees or restraints of Government, act of God, strikes or other labor disturbances, war, riot, civil commotion, sabotage, or any cause or causes, whether similar or dissimilar to those already specified, which cannot be controlled by such Party.

9.2	Either party hereto shall have the option to terminate this, Agreement, should the parties have not been able to find solution within sixty (60) days after the occurrence of such event.

10.	ARBITRATION

In the event any disputes, differences or controversies should arise between the Parties hereto, out of or in relation to or in connection with the provisions of this Agreement, or any action taken hereunder, the Parties hereto shall thoroughly explore all possibilities for an amicable settlement. In case amicable settlement could not be reached, such disputes, differences or controversies shall be referred to arbitration by three Arbitrators - one to be appointed by each party and the third Arbitrator (who shall act as the presiding Arbitrator) to be appointed by the two Arbitrators. The place of Arbitration shall be Bangalore. The arbitration will be held in accordance with the provisions of the Arbitration and Conciliation Act, 1996 applicable in India and any statutory modifications or re-enactment thereof.

11.	GOVERNING LAW

This Agreement shall be governed and construed in accordance with the laws of India.

12.	ASSIGNMENT

Neither party may assign or transfer its obligations under this Agreement without the other’s prior written consent.

13.	MISCELLANEOUS

13.1	Nothing in this Agreement is intended or shall be construed to authorise either Party to create or assume any liability or indebtedness of any kind in the name of, or on behalf of the other Party or to act for or be responsible for the performance of the other Party in any manner.

13.2	If any provision of this Agreement shall be determined to be void or unenforceable under any applicable law, such provision shall be deemed amended or deleted insofar as reasonably consistent with the purposes of this Agreement and to the extent necessary to conform to the applicable law and the remaining provisions of this Agreement shall remain valid and enforceable in accordance with their terms.

13.3	All notices, requests and other communications which shall be or may be given under this Agreement shall be sent by registered mail, personal delivery, facsimile, telex or telegram (if followed immediately by a confirmation letter sent by mail) or the equivalent thereof and shall be addressed to the Parties hereto at their respective offices set forth in the premises of this Agreement.

13.4	Such notices, requests and other communications shall be deemed to be received and made effective when duly arrived at the other Party hereto.

13.5	Any alteration or change in the addresses of each of the Parties hereto shall be notified in writing to the other Party hereto without undue delay.

13.6	No amendment or change hereof or addition hereto shall be effective or binding upon any of the Parties hereto unless reduced in writing and executed by the respective duly authorized representatives of both the Parties hereto.

13.7	The title or headings to Articles of this Agreement are to facilitate reference only, and do not form a part of this Agreement, and shall not in any way affect the interpretation hereof.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in duplicate, each of which shall be considered as an original, by their respective duly authorized representatives as of the date first above written.

for BPL LIMITED		for WORLDSPACE INTERNATIONAL NETWORK INC.

By:	/s/ Shashi Nambiar	By:	/s/ James R. Laramie
	Shashi Nambiar		James R. Laramie
	Director		Director

• Date: 1/12/2000			Date 1 December 2000

Annexure

STARMAN™ Chipset

“STARMAN Chipset” means a chipset comprising one or more integrated circuits that was manufactured under license from WORLDSPACE, is capable of processing information or data according to the WORLDSPACE Format, and: -

•	Selects any one of a multiplicity of L-band carriers modulated by a TDM digital stream carrying 96 prime rate channels at 16 Kbps each;

•	Demodulates and decodes the selected TDM stream to recover the prime rate channels

•	Combines prime rate channels to recover the channel of each broadcaster;

•	Delivers each broadcaster’s channel to a digital output for further processing;

•	Delivers time slot control channels and service header channels to a digital output for further processing;

•	Decodes MPEG 1/2 Audio Layer 3 and MPEG 2.5 Layer 3 broadcaster channels to recover the audio program content; and

•	Provides other outputs needed to support the features mutually agreed to with licensed WORLDSPACE Receiver manufacturers.

One single STARMAN Chipset is a complete set of integrated circuits or a single integrated circuit necessary for the implementation of the WORLDSPACE Format in a single WORLDSPACE Receiver.

Licensed STARMAN™ Chipset Manufacturers

1.	Micronas GmbH

2.	STMicroelectronics Srl

Exhibit 10.8

STANDARD WORLDSPACE RECEIVER

DEVELOPMENT, PRODUCTION, MARKETING

AND LICENSE AGREEMENT

This Standard WorldSpace Receiver Development, Production, Marketing and License Agreement (this “Agreement”) is made this 1st day of December, 2000 (the “Effective Date”), by and between:

WorldSpace India Private Limited, a corporation organized under the laws of India, having its principal office at Shankarnarayana Towers, 9th Floor, 25/2 M. G. Road, Bangalore – 560 001, India (“WORLDSPACE”); and

BPL Limited, a Company incorporated under the Companies Act, 1956 having its Registered Office at BPL Works, Palakkad—678007, Kerala and marketing office at BPL Towers, 13 Kasturba Road, Bangalore—560 001, India (“BPL”) (each, a “Party” and collectively, the “Parties”).

RECITALS

WHEREAS, WORLDSPACE is a digital broadcaster of audio and multimedia programs directly from satellites and the decoding of the WORLDSPACE satellite digital signals requires specially designed satellite receivers that WORLDSPACE refers to using its trademark “WORLDSPACE” (“WORLDSPACE Receivers”) which incorporate specially designed chipsets that WORLDSPACE refers to using its trademark “STARMAN” (“STARMAN Chipsets”); and

WHEREAS, BPL is a developer, manufacturer and distributor of certain consumer electronics products; and

WHEREAS, WORLDSPACE has selected BPL to produce, market, distribute and sell its WORLDSPACE Receivers pursuant to a license under certain intellectual property rights owned by WORLDSPACE and pursuant to a sublicense under certain intellectual property rights owned by Fraunhofer Gesellschaft zur Förderung der Angewandten Forschung e.V. (“FhG”) and granted to WORLDSPACE either directly or pursuant to an agreement between Thomson Consumer Electronics Sales GmbH (“TCE”) and WORLDSPACE; and

WHEREAS, BPL is interested in producing, marketing, distributing and selling WORLDSPACE Receivers and desires to obtain, and WORLDSPACE is willing to grant, a non-exclusive license and sublicense that will allow BPL to manufacture a consumer grade satellite receiver utilizing WORLDSPACE’s intellectual property and to market the same under BPL’s brand names and WORLDSPACE’s trademarks and logo.

NOW, THEREFORE, the Parties have agreed as follows:

1. DEFINITIONS

For purposes of this Agreement, the following capitalized terms will have the following meanings:

1.1 “WORLDSPACE System” means a satellite-based digital audio, visual imaging and/or data broadcasting system using time division multiplex (“TDM”) downlink and

PSK modulation, comprising 3 satellites with 3 beams per satellite, 2 TDM carriers with opposite circular polarization per beam, 96 primary rate channels with 16 Kbps per carrier, equivalent to a maximum of 1728 broadcast channels, which uses ISO MPEG 1/2 Audio Layer 3 (IS 11172-3, IS 13818-3) and MPEG 2.5 Layer 3 as the source coding scheme and as specified in the WORLDSPACE Format.

1.2 “WORLDSPACE Format” means the TDM bitstream structure as defined in WORLDSPACE DAVB Digital Format Requirements document WST-PMO-DDS-002-000000 Edition 08 Revision B dated March 26, 1998.

1.3 “WORLDSPACE Receiver” means a satellite receiver containing a STARMAN Chipset and designed to receive broadcasts from AfriStar, AsiaStar and/or AmeriStar in accordance with the WORLDSPACE Format and which meets or exceeds the Technical Specifications attached as Appendix 2.

1.4 “STARMAN Chipset” means a chipset, manufactured under license from WORLDSPACE and having the characteristics set forth in Appendix 3, that can process data according to the WORLDSPACE Format. A list of manufacturers qualified and licensed to manufacture STARMAN Chipsets as of the Effective Date is set forth in Appendix 4, as periodically updated.

1.5 “FhG Patent Rights” means the patents and patent applications anywhere in the world, and all continuations, continuations-in-part, divisions, reissues, reexaminations, substitutions, additions and extensions thereof, and all supplementary protection certificates, relating to ISO MPEG 1/2 Audio Layer 3 and MPEG 2.5 Layer 3 technology used in the WORLDSPACE Format that FhG owns or will own during the Term. FhG Patent Rights as of the Effective Date are set forth in Appendix 5, as periodically updated.

1.6 “WORLDSPACE Patent Rights” means the patents and patent applications anywhere in the world, and all continuations, continuations-in-part, divisions, reissues, reexaminations, substitutions, additions and extensions thereof, and all supplementary protection certificates, relating to the WORLDSPACE System and to the WORLDSPACE Receiver technology that WORLDSPACE owns or will own during the Term. WORLDSPACE Patent Rights as of the Effective Date are set forth in Appendix 6, as periodically updated.

1.7 “WORLDSPACE Information” means all information and knowledge relating to the WORLDSPACE System, the WORLDSPACE Format, the WORLDSPACE Receiver, the STARMAN Chipset, the WORLDSPACE Patent Rights and the FhG Patent Rights that is not generally known, including, and whether or not patentable, all trade secrets, know-how, data, designs, specifications, material lists, drawings, algorithms, formulas, patterns, compilations, programs, samples, devices, protocols, methods, techniques, processes, procedures and results of experimentation and testing.

1.8 “Development Patent Rights” means the patents and patent applications anywhere in the world, and all continuations, continuations-in-part, divisions, reissues, reexaminations, substitutions, additions and extensions thereof, and all supplementary protection certificates, relating to the design and development by BPL of the WORLDSPACE Receiver under Article 2.1.1, excluding FhG Patent Rights, WORLDSPACE Patent Rights, and any patents, patent applications or similar rights possessed or obtained by BPL prior to the execution of this Agreement.

1.9 “Development Information” means all information and knowledge relating to the design and development by BPL of the WORLDSPACE Receiver under Article 2.1.1 that is not generally known, including, and whether or not patentable, all trade secrets, know-how, data, designs, specifications, material lists, drawings, algorithms, formulas, patterns, compilations, programs, samples, devices, protocols, methods, techniques, processes, procedures and results of experimentation and testing, excluding the WORLDSPACE Information and any similar information and knowledge possessed or obtained by BPL prior to the execution of this Agreement.

1.10 “WORLDSPACE Marks” means WORLDSPACE’s logo and trademarks as set forth in Appendix 7.

1.11 “BPL Marks” means BPL’s logo and trademarks as set forth in Appendix 10.

1.12 “AfriStar” means the WORLDSPACE satellite launched on October 28, 1998 that provides service within the AfriStar Service Area. A contour map indicating generally the geographic reach of the AfriStar broadcast beams is attached to Appendix 1.

1.13 “AsiaStar” means the WORLDSPACE satellite launched on March 21, 2000 that provides service within the AsiaStar Service Area. A contour map indicating generally the geographic reach of the AsiaStar broadcast beams is attached to Appendix 1.

1.14 “AmeriStar” means the WORLDSPACE satellite currently scheduled for launch in 2001 that will provide service within the AmeriStar Service Area. A contour map indicating generally the geographic reach of the AmeriStar broadcast beams is attached to Appendix 1.

1.15 “AfriStar Service Area” means the geographic regions within the WORLDSPACE Service Area where reception of the signal from AfriStar may be achieved using a WORLDSPACE Receiver.

1.16 “AsiaStar Service Area” means the geographic regions within the WORLDSPACE Service Area where reception of the signal from AsiaStar may be achieved using a WORLDSPACE Receiver.

1.17 “AmeriStar Service Area” means the geographic regions within the WORLDSPACE Service Area where reception of the signal from AmeriStar may be achieved using a WORLDSPACE Receiver.

1.18 “WORLDSPACE Service Area” means the geographic regions where reception of the signal from AfriStar, AsiaStar and/or AmeriStar may be achieved using a WORLDSPACE Receiver.

1.19 “Work” means the whole of BPL’s performance under this Agreement, including the development, production, marketing and sales of the WORLDSPACE Receivers. Where the context so permits or requires, “Work” includes any part or parts of the Work.

1.20 “Affiliate” means a corporation, partnership or other entity controlled by, controlling or under common ownership or control with a Party.

1.21 “Term” means the term of this Agreement as set forth in Article 9.1.

1.22 Forms of the word “include” mean “including, without limitation;” references to Articles and Appendices refer to Articles and Appendices of this Agreement; and references to “hereunder,” “herein,” “hereof,” and the like, refer to this Agreement, including all Appendices hereof.

2. RECEIVER DEVELOPMENT AND PRODUCTION

2.1 Development of WORLDSPACE Receivers.

2.1.1 Performance and Timing. BPL will develop and deliver the WORLDSPACE Receivers in accordance with the Work Schedule set forth in Appendix 8. Time is of the essence with respect to the delivery of the WORLDSPACE Receivers.

2.1.2 Subcontracts. BPL and its Affiliates may subcontract the performance of all or part of the Work. Any failure by a subcontractor to meet its obligations will not relieve BPL of any of its obligations hereunder.

2.1.3 Access to Work. WORLDSPACE will have reasonable access to the Work. BPL will, at WORLDSPACE’s request, deliver to WORLDSPACE by confidential means copies of designs and data generated in the course of performing the Work. The Parties will schedule regular meetings to review the progress of the Work.

2.2 Transfer of WORLDSPACE Information and Technical Assistance.

2.2.1 WORLDSPACE Information Transfer. WORLDSPACE will furnish BPL, at BPL’s request, with such complete WORLDSPACE Information as is necessary for the production and marketing of WORLDSPACE Receivers by BPL.

2.2.2 Technical Assistance. WORLDSPACE will provide BPL, at its cost, such technical assistance as BPL may reasonably request regarding the development and production of WORLDSPACE Receivers, including the dispatch of engineers and other support staff. All technical assistance will be conducted at such times and at such locations as may be mutually convenient to WORLDSPACE and BPL.

2.3 Production of WORLDSPACE Receivers.

2.3.1 Mass Production. BPL shall mass produce WORLDSPACE Receivers in a quantity of no less than 100,000 units during the 12-month period following commencement of production by BPL. BPL shall use its best efforts to produce WORLDSPACE Receivers that are of high quality and fulfill the customers’ needs. Both Parties shall work to reduce the ex factory price of BPL-manufactured WORLDSPACE Receivers to an amount not to exceed the Indian Rupee equivalent of Fifty U.S. Dollars (US$50). WORLDSPACE shall cooperate with BPL in BPL’s production of WORLDSPACE Receivers. Prior to September 30 of each year beginning in 2002, the Parties shall meet and mutually agree upon the quantities of WORLDSPACE Receivers to be mass produced by BPL during the following year. If, during the following year, BPL fails to produce the quantities of WORLDSPACE Receivers agreed upon, then WORLDSPACE shall have the right, upon written notice to BPL, to terminate this Agreement pursuant to Article 9.2 below without any further obligation or liability to WORLDSPACE.

2.4 Approval of WORLDSPACE Receivers.

2.4.1 Type Approval. Prior to commencing commercial mass production of any WORLDSPACE Receivers, BPL will submit to WORLDSPACE for its inspection: (i) a prototype of each receiver that BPL proposes to manufacture, so that WORLDSPACE may confirm that such prototype receiver performs in accordance with the WORLDSPACE Format and the Technical Specifications; and (ii) the preliminary design specifications for such receivers, including all circuit diagrams, blueprints (or equivalents thereof), component specifications (if WORLDSPACE requests) and overall specifications of such prototype receiver. If such prototype receiver successfully passes WORLDSPACE’s test, it will be deemed a “WORLDSPACE Receiver” under this Agreement. After a receiver has been qualified as a WORLDSPACE Receiver, no changes may be made to the WORLDSPACE Receiver except for those which are cosmetic in nature or which do not materially affect the function or quality of the WORLDSPACE Receiver unless the receiver is resubmitted to WORLDSPACE for testing and WORLDSPACE confirms that this modified receiver continues to qualify as a WORLDSPACE Receiver. All testing will be performed at WORLDSPACE’s then current testing rates. As of the Effective Date, WORLDSPACE’s standard rates are as set forth in Appendix 9, but WORLDSPACE reserves the right to make reasonable changes to its rates with prior notification to BPL.

2.4.2 Requests for Testing. All requests for testing will be accompanied by payment in full of WORLDSPACE’s testing fee, a prototype of the applicable receiver and all test data and schematics pertaining thereto. WORLDSPACE will endeavor in good faith to test, or have its authorized agent test, all prototype receivers submitted for testing within thirty (30) days from the date WORLDSPACE or such authorized agent has received such prototype and all test data and schematics pertaining thereto. Delays in testing will not entitle BPL to cancel a testing order or to claim damages, provided that WORLDSPACE immediately notifies BPL of such delays and presents a plan to complete such testing as soon as possible.

3. RECEIVER MARKETING

3.1 Marketing the WORLDSPACE Receivers.

3.1.1 Marketing. BPL agrees to use its best efforts to market, distribute and sell WORLDSPACE Receivers within the WORLDSPACE Service Area in quantities sufficient to meet the minimum quantities specified in Article 2.3.1. BPL and WORLDSPACE shall meet on a monthly basis to review the marketing and distribution activities of BPL. If, in the reasonable judgment of WORLDSPACE, BPL does not effectively market, distribute and sell the WORLDSPACE Receivers, WORLDSPACE will so notify BPL in writing. BPL shall have 30 days to demonstrate to WORLDSPACE’s reasonable satisfaction that BPL shall perform its obligations pursuant to this Agreement. If BPL fails to market, distribute and sell the WORLDSPACE Receivers so as to satisfy this Agreement, WORLDSPACE shall have the right, upon written notice to BPL, to terminate this Agreement pursuant to Article 9.2 below without any further obligation or liability to WORLDSPACE.

3.1.2 Marketing Strategy. BPL will market, advertise and promote the WORLDSPACE Receivers and the WORLDSPACE Marks throughout the WORLDSPACE Service Area in order to effectively create consumer demand for BPL-manufactured WORLDSPACE Receivers. WORLDSPACE will advertise and promote the WORLDSPACE Service and the WORLDSPACE Marks throughout the WORLDSPACE Service Area. BPL will develop an effective marketing and distribution strategy for BPL-manufactured WORLDSPACE Receivers in cooperation with WORLDSPACE.

4. INTELLECTUAL PROPERTY LICENSES

4.1 WORLDSPACE Information License, FhG Patent Rights Sublicense, WORLDSPACE Patent Rights License and WORLDSPACE Marks License.

4.1.1 License and Sublicense Grant. WORLDSPACE hereby grants to BPL and its Affiliates a non-exclusive, non-transferable, revocable, indivisible license under the WORLDSPACE Information, the WORLDSPACE Patent Rights and the WORLDSPACE Marks and a non-exclusive, non-transferable, revocable, indivisible sublicense under the FhG Patent Rights, to perform, and have performed, the Work. BPL will have no right to sublicense to any third party without WORLDSPACE’s prior approval.

4.1.2 Licensed and Sublicensed Territory. Pursuant to Article 4.1.1, BPL and its Affiliates may design, develop and/or manufacture, and have designed, developed, and/or manufactured, WORLDSPACE Receivers anywhere in the world for sale only in the WORLDSPACE Service Area except for China; provided that BPL will not use or authorize any public use, direct or indirect, of the WORLDSPACE Marks outside the WORLDSPACE Service Area and will not knowingly sell any products covered by this Agreement to persons who intend or are likely to resell them outside the WORLDSPACE Service Area.

4.1.3 Royalty. In consideration of the licenses and sublicense granted by WORLDSPACE under Article 4.1.1, BPL will pay to WORLDSPACE within sixty (60) days after June 30 and December 31 of each calendar year of the Term a royalty of Three and One Half U.S. Dollars (U.S. $3.50) net (except for any required tax withholdings), payable in its equivalent in Indian Rupees at the exchange rate on such due date as established by the Reserve Bank of India, for each single WORLDSPACE Receiver that BPL sells during the previous two calendar quarters. If BPL sells a WORLDSPACE Receiver, directly or indirectly, to itself or to any Affiliate, the royalty will be calculated and due as though such product had been sold to a third party.

4.2 Development Rights.

WORLDSPACE and BPL will share equally in the ownership and the benefits of all Development Information and Development Patent Rights. To that end, all right, title and interest in and to such Development Information and Development Patent Rights will be obtained in the names of and on behalf of both WORLDSPACE and BPL. Each Party will have the right to use Development Information and Development Patent Rights for its own benefit; however, any license of such

Development Information and Development Patent Rights to third parties will be subject to the prior written approval of the other Party, which approval will not be unreasonably withheld. Any such license to a third party will be granted on the basis of reasonable compensation therefor and pursuant to other reasonable terms and conditions; provided, however, that the Parties may agree to impose restrictions or prohibitions regarding the granting of such rights to specific third parties. Any royalties, revenue or other consideration received as compensation from such third party will be shared equally by WORLDSPACE and BPL. If either Party sells or otherwise disposes of products or services that use or incorporate the Development Information and Development Patent Rights, then such Party will compensate the other Party in an amount to be mutually agreed upon. The Parties will cooperate in and equally share the costs of securing, maintaining and enforcing the Development Patent Rights.

4.3 Use of the Marks.

4.3.1 Proper Use. BPL will mark all WORLDSPACE Receivers with the BPL Marks and the WORLDSPACE Marks and will use the BPL Marks and the WORLDSPACE Marks in all packaging, instruction manuals, catalogs and printed advertising concerning the WORLDSPACE Receivers. The WORLDSPACE Marks will be affixed to the WORLDSPACE Receivers, and will be used in any packaging, instruction manuals, catalogs, advertising and promotional material, and may be used in such other media as the Parties agree upon, in such a manner as to allow a person with normal vision to recognize the WORLDSPACE Marks, and as a general guideline will be at least as prominent in location and size as any other logo or mark of similarly licensed technology in similar products or similar advertising. BPL will cause notice of WORLDSPACE’s ownership of the WORLDSPACE Marks to be used on each WORLDSPACE Receiver and used in any instruction manuals, catalogs, advertising and promotional material, and such other media as the Parties agree upon, and as a general guideline such use will be in such a manner and at least as frequently as BPL uses said proprietary notice or equivalent with respect to any other logo or mark of similarly licensed technology in similar products or similar advertising. The following notice (or such other notice as WORLDSPACE may hereafter reasonably require) is an example of an appropriate notice:

WORLDSPACE is a trademark of WorldSpace International Network Inc.

4.3.2 Benefit of Use. BPL’s use of the WORLDSPACE Marks will inure to the benefit of WORLDSPACE and BPL will not at any time acquire any rights in such WORLDSPACE Marks or any trademarks or trade dress similar thereto by virtue of any use it may make of any such WORLDSPACE Marks. Similarly, the use of BPL marks on the Receivers does not confer any rights in WORLDSPACE.

4.3.3 Good Will. All of the good will now or to be associated with the WORLDSPACE Marks belongs exclusively to WORLDSPACE and all good will associated with the WORLDSPACE Marks pursuant to BPL’s use thereof will inure exclusively to WORLDSPACE’s benefit. All of the good will now or to be associated with the BPL Marks belongs exclusively to BPL and all good will associated with the BPL Marks pursuant to WORLDSPACE’s use thereof will inure exclusively to BPL’s benefit.

4.3.4 Non-Use of Similar Trademarks. BPL will not adopt or use any name or trademark confusingly similar to any of the WORLDSPACE Marks. WORLDSPACE will not adopt or use any name or trademark confusingly similar to any of the BPL Marks.

4.4 Quality of WORLDSPACE Receivers.

4.4.1 Quality Control. BPL agrees that the overall quality of the WORLDSPACE Receivers is essential to BPL’s performance hereunder. WORLDSPACE will have the right to exercise reasonable quality control procedures and to approve the quality of the WORLDSPACE Receivers that BPL markets under the WORLDSPACE Marks to ensure the protection of the WORLDSPACE Marks and the good will pertaining thereto. Such quality approvals will be based on WORLDSPACE’s confirmation that the BPL-manufactured WORLDSPACE Receivers are in conformity with the WORLDSPACE Format and Technical Specifications, and with the appearance and design specifications determined under Article 4.3.

4.4.2 Design Review. BPL agrees prior to finalization of the overall design for each WORLDSPACE Receiver model that it shall furnish to WORLDSPACE, free of cost, for WORLDSPACE’s prior written approval and comment as to quality and appearance for purposes of Article 4.4.1, with the following: (i) testing procedures to be undertaken for the WORLDSPACE Receiver and all applicable performance standards and quality review procedures to be applied and (ii) sketches, drawings, mock-ups, photographs, or equivalents thereof of the exterior of the WORLDSPACE Receiver showing detail including but not limited to the placement of all WORLDSPACE Marks and other trademarks, text, notices, symbols, designs and markings.

4.4.3 Evaluation Sample Review. Prior to manufacture, BPL will furnish WORLDSPACE, free of cost, for its comment as to quality and appearance for purposes of Article 4.4.1, an evaluation sample of the final production prototype (milestone 4) of each WORLDSPACE Receiver model and the final performance and test results with respect thereto, and no WORLDSPACE Receiver will be distributed by BPL without WORLDSPACE’s prior written approval.

4.4.4 Review of Materials. Prior to BPL’s distribution, shipment or publication, whichever is applicable, of any packaging, instruction manuals, catalogs or printed advertising that BPL intends to use in connection with the WORLDSPACE Receivers or the WORLDSPACE Marks, the Parties will meet to establish mutually acceptable guidelines for proper use of the WORLDSPACE Marks on such materials. Such guidelines will include the right of WORLDSPACE to receive from BPL, upon reasonable request and free of cost, samples of such materials for examination and comment as to quality and appearance.

4.4.5 Initial Production Samples. After drawings, plans, diagrams, sketches, components, methods of testing or assembly, specifications and samples have been approved pursuant to Articles 4.4.2 and 4.4.3 of this Agreement, BPL will not depart therefrom in any material respect without WORLDSPACE’s prior written consent. BPL will also furnish to WORLDSPACE, free of cost, two (2) samples of each WORLDSPACE Receiver from the initial production run.

4.4.6 Representative Production Samples. After BPL has commenced shipment, distribution or sale of the WORLDSPACE Receivers, upon WORLDSPACE’s written request, BPL will provide annually to WORLDSPACE, free of cost, one (1) additional representative random production sample of each WORLDSPACE Receiver then available and being offered for sale or distribution by BPL, together with all packaging material and literature used in connection therewith.

4.4.7 Reports. After BPL has commenced shipment, distribution or sale of the WORLDSPACE Receivers, upon WORLDSPACE’s reasonable written request, BPL also agrees to provide WORLDSPACE, free of cost, a report of all returns of, repairs made or authorized, and comments or complaints made by others regarding the WORLDSPACE Receivers and known to BPL, to the extent BPL is able to acquire such information through its normal business practices.

4.4.8 No Use Upon Termination. Upon the termination or expiration of this Agreement for any reason, BPL will discontinue, except as otherwise provided in Article 10 below, the use of the WORLDSPACE Marks, and will not use or register any mark confusingly similar to the WORLDSPACE Marks.

5. ROYALTY STATEMENTS AND PAYMENTS

5.1 Royalty Statements. BPL will submit to WORLDSPACE within sixty (60) days after June 30 and December 31 of each calendar year of the Term in which BPL sells WORLDSPACE Receivers, a royalty statement in writing, certified by BPL to be accurate, setting forth all WORLDSPACE Receivers that BPL has sold and/or distributed during the preceding two calendar quarters. Such statements will include:

(i) the identity of BPL’s purchasers for such WORLDSPACE Receivers;

(ii) the quantity and description (including model name or other product identification) of such WORLDSPACE Receivers, after deducting the number of returns, if any;

(iii) the total quantity and description of all such WORLDSPACE Receivers, both in total and by individual country;

(iv) the amount of royalty due WORLDSPACE for the two preceding calendar quarters.

Such statements will be furnished to WORLDSPACE whether or not any WORLDSPACE Receivers have been sold or distributed during the two calendar quarters for which such a statement is due, and whether or not royalties for that period have been waived. At the request of WORLDSPACE, BPL will provide such further information reasonably requested by WORLDSPACE to enable it to verify royalties that may be owing.

5.2 Royalty Payments. The royalty statement submitted pursuant to Article 5.1 will be accompanied with the royalty payments due to WORLDSPACE pursuant to Article 4.1.3. All royalties under this Agreement will be paid in Indian Rupees payable to WORLDSPACE by certified check or wire transfer in immediately available funds, and free of any bank charges imposed on BPL, however subject to any applicable deductions for withholding taxes. Overdue payments will bear interest at the rate of five percent (5%).

5.3 Statement Errors. Upon submission of proper documentation of an error in a previous royalty statement prior to a request by WORLDSPACE for an audit pursuant to Article 5.4, BPL may adjust the royalty statements in either Party’s favor when a reason for any such adjustment becomes known to BPL, but not later than three (3) years from the date of the royalty statement in question. BPL will deduct/add any overpayment/underpayment of royalty for the preceding two calendar quarters from/to the royalty due for the subsequent two calendar quarters.

5.4 Auditing of Royalty Statements and Payments. For five (5) years from the date each royalty payment comes due hereunder, BPL will keep accurate and reasonably detailed records of the WORLDSPACE Receivers that BPL has sold hereunder, and, for three (3) years after the end of the two calendar quarters for which the record was made, allow an independent certified public accountant that WORLDSPACE selects and that is reasonably acceptable to BPL to examine and copy such records and related materials for the sole purpose of verifying royalties hereunder; provided, however, that such auditor will have agreed in advance in writing to maintain in confidence and not to disclose to WORLDSPACE or any third party any proprietary information obtained during the course of such audit. No more than one such audit will be performed per calendar year, unless BPL has underpaid royalties due as provided in the following sentence. If an independent public accountant determines that at any time BPL has underpaid more than three percent (3%) of the owed hereunder, BPL, in addition to any other remedy provided to WORLDSPACE by law or by this Agreement, will reimburse WORLDSPACE’s full costs and expenses associated with such audit, and pay WORLDSPACE an amount equal to the underreported royalties, with interest thereon calculated pursuant to Article 5.2 from the date each royalty accrued to the date of payment. If an error of three percent (3%) or less is revealed, WORLDSPACE will bear the costs and expenses associated with such audit. If the result of such audit is that an error is detected, the amount overpaid or underpaid, as the case may be, will be credited against or paid together with the next payment of royalties pursuant to Article 5.2.

6. CONFIDENTIALITY AND NONDISCLOSURE

OF PROPRIETARY INFORMATION

6.1 Non-Disclosure and Non-Use. During the performance of this Agreement, one Party (“the Disclosing Party”) may exchange information which may be of a proprietary or confidential nature to the other Party (“the Receiving Party”), such as information concerning inventions, techniques, processes, devices, discoveries and improvements, or regarding administrative, marketing, financial or manufacturing activities, and in the case of WORLDSPACE, such as WORLDSPACE Information (collectively, “Information”). All such Information, in any form, including without limitation, oral, written graphic, demonstrative, machine recognizable or sample form, will be considered proprietary and confidential Information of the Disclosing Party will be retained in confidence and will not be disclosed or caused or permitted to be disclosed directly or indirectly to any third party without the prior written approval of the Disclosing Party, and will not be used by the Receiving Party for any reason other than the performance of its duties under this Agreement. The Receiving Party further agrees that any material or data generated by the Receiving Party, based in whole or in part on Information disclosed by the Disclosing Party, will also be retained in confidence.

6.2 Exceptions. The obligation of the Receiving Party to retain Information in confidence will not apply to:

(i) Information which is now in or hereafter enters the public domain beyond the control of the Receiving Party and without its violation of this Agreement;

(ii) Information rightfully known to the Receiving Party prior to the time of disclosure by the Disclosing Party, or independently developed by the Receiving Party personnel without access to Information disclosed by the Disclosing Party;

(iii) Information disclosed in good faith to the Receiving Party by a third party legally entitled to disclose the same; or

(iv) Information which the Receiving Party discloses under operation of law, rule or legal process;

provided, however, that the burden will be on the Receiving Party to prove the applicability of one or more of the foregoing exceptions by documentary evidence should the Disclosing Party question the applicability of such exceptions; as to exception (iv), the Receiving Party will provide the Disclosing Party with prompt written notice of any request or legal proceeding through which the Receiving Party may be required to disclose such Information under operation of law, rule or legal process.

6.3 Labeling of Information. Information in tangible form is now and will at all times be labeled by the Disclosing Party as “Confidential” or “Proprietary.” If Information is disclosed orally or by demonstration, it must be specifically designated by the Disclosing Party as confidential information at the time of such initial disclosure and contained in an itemized written listing to be sent to the Receiving Party by the Disclosing Party within thirty (30) days following such initial disclosure.

6.4 Disclosure on Need to Know Basis. The Receiving Party agrees to transmit the Information, and/or material or data generated by the Receiving Party based in whole or in part on such Information, only to those directors, officers, employees, agents or other representatives who need access to the Information and/or material or data generated by the Receiving Party based in whole or in part on such Information, for the purpose of performing their duties pursuant to this Agreement, and who are informed by the Receiving Party of the confidential nature of the Information and/or material or data generated by the Receiving Party based in whole or in part on such Information, and who agree to be bound by the terms of this Agreement. The Receiving Party further agrees to be responsible for any breach of this Agreement by the Receiving Party or any director, officer, employee or other representative of the Receiving Party.

6.5 Property of Disclosing Party. The Receiving Party agrees that all Information disclosed to the Receiving Party hereunder will be and remains the property of the Disclosing Party. Any tangible form of Information including, but not limited to, documents, papers, computer diskettes and electronically transmitted Information will be destroyed by the Receiving Party or returned, together with all copies thereof, to the Disclosing Party promptly upon the Disclosing Party’s request. If such tangible form of Information is destroyed, a certification of such destruction executed by a duly authorized officer of the Receiving Party will be delivered to the Disclosing Party.

6.6 Non-Competition. The Receiving Party agrees not to use the Information provided by the Disclosing Party to engage, represent in any way or be connected with, as officer, director, partner, employee, sales representative, proprietor, stockholder or otherwise of any business or activity that would compete with the business of the Disclosing Party.

6.7 Survival Upon Termination. The Receiving Party’s obligations under this Agreement will survive the termination of its business relationship, if any, with the Disclosing Party regardless of the manner of such termination, and will be binding upon its successors and assigns. The obligation of the Receiving Party under this Agreement will terminate three (3) years from the date of termination of this Agreement unless such obligation is sooner terminated by written notice given by the Disclosing Party to the Receiving Party.

6.8 Remedies for Breach. The Receiving Party acknowledges that the Information provided and all documentation thereto are commercially valuable, and reflect the effort of skilled development experts and the investment of considerable time and money. The Receiving Party accordingly agrees to protect the confidence of the Information and prevent its unauthorized dissemination and use, using the same degree of care that the Receiving Party uses to protect its own like information. The Receiving Party agrees that money damages would not be sufficient remedy for any breach of this Agreement by the Receiving Party or any director, officer, employee, agent or other representative of the Receiving Party, and that in addition to any other rights or remedies which it may have, the Disclosing Party will be entitled to equitable relief, including injunction and specific performance, as a remedy for such breach, and the Receiving Party further agrees to use its best efforts to cause any director, officer, employee, agent or other representative of the Receiving Party to waive any requirement for the securing or posting of any bond in connection with such remedy.

6.9 Copies. Either Party will be entitled to make copies of any documents containing Information under the terms and conditions set forth in this Article 6.

6.10 Confidentiality of Agreement. Neither Party will disclose the contents of this Agreement without the prior written consent of the other Party.

7. REPRESENTATIONS AND WARRANTIES

7.1 Authority. Each Party represents and warrants that it has the necessary corporate authority, and has taken the necessary steps, to enter into and fulfill its obligations under this Agreement.

7.2 WORLDSPACE Rights. WORLDSPACE represents and warrants that it owns and will own all right, title and interest in and to WORLDSPACE Information, WORLDSPACE Patent Rights and WORLDSPACE Marks, and has a license to the FhG Patent Rights; it has the right to grant the rights granted under this Agreement; the granting of such rights does not require the consent of any third party; and there are and will be no agreements inconsistent with the provisions of this Agreement.

7.3 No Knowledge of Infringement. As of the Effective Date, WORLDSPACE represents and warrants that it is unaware of any third party patent or other intellectual property right that would be infringed by the use of the WORLDSPACE Information, the WORLDSPACE Patent Rights and WORLDSPACE Marks, or the FhG Patent Rights, as contemplated by this Agreement. If BPL is charged with infringement of a third party’s patent, trademark, copyright or other intellectual property rights as a result of the development, manufacture and/or marketing of the WORLDSPACE Receiver within the WORLDSPACE Service Area, and if such alleged infringement arises from an aspect or function of the WORLDSPACE Receiver that was required pursuant to the Technical Specifications, WORLDSPACE will, at no expense to BPL, do one or more of the following: (i) defend BPL against such charge or claim; (ii) procure for BPL the right to continue such development, manufacture and/or marketing; or (iii) modify the design of the WORLDSPACE Receiver so that it no longer infringes, provided that such modification can be done without substantially impairing its functionality or performance. BPL will promptly notify WORLDSPACE in writing of any claim of infringement and will provide WORLDSPACE with the authority, information and assistance necessary to defend or settle such claim; provided, however, that BPL will have the right to participate in such defense and to approve any proposed settlement in advance. BPL will have the right to take over from WORLDSPACE the defense of a claim at any time, provided that BPL releases WORLDSPACE in writing from any further obligation of defense or indemnification in connection with such claim. WORLDSPACE shall bear all costs and all consequences of defending such a claim and of any final judgement imposed; provided, however, that WORLDSPACE’s financial obligation under this Article 7.3 shall be limited to the total amount of royalties paid by BPL to WORLDSPACE under Article 4.1.3.

7.4 Statutory Clearances and Approvals. WORLDSPACE warrants that it shall obtain or has obtained the requisite statutory licenses, clearance and approvals in respect of its ensuring uninterrupted broadcast through the Receivers and shall continue to keep in force its right to provide service.

7.5 BPL Efforts. BPL will use its best efforts to perform the Work hereunder in a timely and professional manner by qualified personnel of BPL, BPL’s Affiliates, subcontractors or agents.

7.6 Nonreliance. BPL will not rely solely upon technical information provided by WORLDSPACE, but will independently test, analyze and evaluate WORLDSPACE Receivers before manufacturing and marketing them.

7.7 Limitations.

7.7.1 Except as expressly provided for herein, WORLDSPACE makes no representations, extends no warranties or indemnifications of any kind, expressed or implied, nor assumes any responsibilities whatsoever with respect to the manufacture, use, sale or other disposition by BPL of products incorporating or made by the use of intellectual property licensed under this Agreement.

7.7.2 WORLDSPACE makes no representations or warranties as to the commercial utility of any WORLDSPACE Information, FhG Patent Rights or WORLDSPACE Patent Rights.

7.7.3 THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS ARTICLE 7 ARE EXCLUSIVE OF ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY RESPECTING THE RESULTS TO BE OBTAINED FROM USE OF THE FhG PATENT RIGHTS, WORLDSPACE INFORMATION, WORLDSPACE PATENT RIGHTS OR THE WORLDSPACE SYSTEM. NEITHER PARTY WILL BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY NATURE, WHETHER BASED IN CONTRACT, IN TORT OR OTHERWISE, THAT MAY ARISE IN CONNECTION WITH THIS AGREEMENT.

8. INDEMNIFICATION

BPL will defend, indemnify and hold harmless WORLDSPACE, TCE and/or FhG from and against any and all suits, actions, claims, judgments, debts, obligations or rights of action of any nature or description arising from product liability laws applicable in India, namely, Monopolies and Restrictive Trade Practices Act, 1969 and Consumer Protection Act, 1986 with respect to BPL-manufactured WORLDSPACE Receivers, and all reasonable costs, including attorneys’ fees, incurred by WORLDSPACE with respect thereto. Further, it is agreed by and between BPL and WORLDSPACE that the aforesaid indemnity shall not under any circumstances include or extend to the inability of WORLDSPACE to broadcast through the Receivers for any reason whatsoever. This indemnity provision will impose no obligation upon BPL to the extent that the risk indemnified against hereunder arises solely from the negligent acts or omissions of WORLDSPACE or is otherwise attributable to

WORLDSPACE under product liability laws, in which event WORLDSPACE will defend, indemnify and hold harmless BPL from and against any and all suits, actions, claims, judgments, debts, obligations or rights of action of any nature or description arising from product liability laws with respect to BPL-manufactured WORLDSPACE Receivers, and all reasonable costs, including attorneys’ fees, incurred by BPL with respect thereto.

9. TERM AND TERMINATION

9.1 Term. This Agreement will be effective as of the Effective Date and, unless terminated sooner pursuant to this Article 9, will continue in effect for an initial term of five (5) years, and will automatically be renewed for successive one-year terms unless ninety (90) days’ prior written notice is given by either Party to the other Party.

9.2 Termination for Cause. If a Party substantially fails to comply with any of its obligations under this Agreement, and does not remedy the failure of performance within sixty (60) days after it has been notified thereof, the other Party may terminate this Agreement at the end of such period, without prejudice to any damages or additional remedies that may be available at law or in equity. Any such termination will not affect any payments that have previously come due hereunder, or the furnishing of royalty statements as provided in Article 5.1. The failure of BPL to comply with Article 2.3.1 shall constitute cause under this Article 9.2 for WORLDSPACE to terminate this Agreement.

9.3 Insolvency. Should either Party become insolvent or be subjected to bankruptcy or winding up proceedings, the other Party may terminate this Agreement immediately by notifying the other.

9.4 Revocation or Nullity Action. If BPL files any action against any of the FhG Patent Rights or against any of the WORLDSPACE Patent Rights, or any action challenging the validity of the WORLDSPACE Information, or otherwise disputes the validity of any of the foregoing, including the filing of a revocation or nullity action, WORLDSPACE may terminate this Agreement.

9.5 Termination of Sublicense. WORLDSPACE shall keep in force and effect the Patent License Agreement between TCE and WORLDSPACE for the term of this Agreement and the sublicense granted hereunder shall not be terminated unless WORLDSPACE obtains a license agreement in favor of BPL for the reminder of the term under this Agreement.

9.6 Assignment. Either Party may terminate this Agreement if the other attempts to assign it in violation of Article 11.

9.7 Force Majeure. Either Party may terminate this Agreement for Force Majeure in accordance with Article 13.9.

9.8 Availability of Service. Notwithstanding the termination of this Agreement, WORLDSPACE shall provide the WORLDSPACE Service for a minimum period of twelve (12) years from the Effective Date.

10. POST-TERMINATION

10.1 Cessation of Use. Following any expiration or termination of this Agreement, BPL will (i) stop using the WORLDSPACE Marks, (ii) stop using any of the WORLDSPACE Information, and (iii) immediately provide WORLDSPACE with all documents (including copies) in BPL’s possession containing any WORLDSPACE Information; provided that BPL may continue to exercise its rights hereunder to the extent reasonably necessary to fulfill any binding commitments existing as of the date of expiration or termination, or to otherwise liquidate BPL’s inventory of WORLDSPACE Receivers on hand as of the date of expiration or termination, subject in all cases to BPL’s obligation to abide by the quality standards imposed by this Agreement, and to pay royalties as provided herein.

10.2 Accrued Liability. Following any expiration or termination of this Agreement, neither Party will have any further rights or obligations hereunder except that: (i) such expiration or termination will not relieve either Party of any liability accrued prior to such expiration or termination; and (ii) such expiration or termination will not affect the continued operation or enforcement of any provision of this Agreement which by its express terms or by reasonable implication is to survive any expiration or termination.

11. ASSIGNMENT

Neither Party will assign this Agreement without the other Party’s prior consent, which will not be unreasonably withheld, except that either Party may freely assign this Agreement to any of its Affiliates.

12. SETTLEMENT OF DISPUTES

12.1 Amicable Resolution. The Parties will endeavor to resolve amicably any dispute arising out of this Agreement within thirty (30) days of receipt of notice of such dispute. If the Parties are unable to resolve such dispute within thirty (30) days, then they may refer the dispute to an independent third party who will, within a further thirty (30) days, review the dispute and recommend a resolution thereto. If the Parties cannot agree on such third party, or either Party disagrees with such third party’s recommendation, then Article 12.2 will apply.

12.2 Formal Arbitration.

12.2.1 All disputes arising in connection with this Agreement not resolved pursuant to Article 12.1 will be finally settled under the Arbitration and Conciliation Act of 1996 by one or more arbitrators appointed in accordance with such Act. If there is any conflict between the Act and this Agreement, the provisions of this Agreement will govern.

12.2.2 The arbitration proceedings will take place in Bangalore and will be in English.

12.2.3 Nothing in this Article 12 will preclude either Party from seeking equitable relief from a court for the other Party’s breach of its obligations set forth in Article 6.

12.2.4 Pending a decision by the arbitrators as referred to in this Article 12, each Party will, unless the other otherwise directs, fulfill all of its obligations hereunder, including, to the extent reasonably practical, the obligation to take steps necessary during the arbitration proceedings to ensure that the Work will be delivered within the time stipulated or within such extended time as may be allowed.

13. GENERAL PROVISIONS

13.1 Required Permits and Licenses. BPL will obtain and pay for any permits and the like relating to the sale of the WORLDSPACE Receivers; provided that WORLDSPACE will cooperate as necessary in such efforts. The Parties will comply with all applicable export compliance laws.

13.2 Notices. All communications hereunder will be given in English by letter, facsimile or E-mail directed,

in respect of WORLDSPACE to:

WorldSpace India Private Limited

Shankarnarayana Towers, 9th Floor

25/2, M. G. Road

Bangalore – 560 001

India

Attention:	D. Venugopal – Vice President, Operations
Telephone:	+91-80-532 1955-59
Facsimile:	+91-80-509 5457/559 5182
E-mail:	dvenugopal@worldspace.com

and in respect of BPL to:

BPL Limited

BPL Towers

13, Kasturba Road

Bangalore – 560 001

India

Attention:	L.H. Bhatia – Director, Sales
Telephone:	+91-80-227 0071
Facsimile:	+91-80-221 3929
E-mail:	lh.bhatia@bplmail.com

or such other addresses as either Party may have previously specified in the manner set forth above.

13.3 Amendment. Except as otherwise specifically provided herein, this Agreement may be modified only by the Parties’ duly authorized representatives in a writing stating that the modification is an “Amendment to the Standard WorldSpace Receiver Development, Production, Marketing and License Agreement.”

13.4 Non-Waiver. If at any time a Party elects not to assert its rights under any provision of this Agreement, it will not be construed as a waiver of any of its rights hereunder.

13.5 Governing Law. This Agreement will be governed by the laws of India, without giving effect to its conflicts of law provisions.

13.6 Governmental Approvals. This Agreement will not be effective until it has received any necessary governmental or other administrative approvals. If any such necessary approval has not been obtained within ninety (90) days following the Effective Date, this Agreement will be void, as if it had never been signed.

13.7 Severability. Should any part of this Agreement be held unenforceable in any jurisdiction, the validity of the remaining parts will not be affected.

13.8 Entire Agreement. This Agreement embodies the Parties’ entire understanding related to the subject matter hereof and supersedes any prior agreements or understandings between the Parties relating hereto, except that information that has been disclosed pursuant to the Confidentiality Agreement that the Parties previously entered into will henceforth be treated as though disclosed under this Agreement.

13.9 Force Majeure.

13.9.1 Neither Party will be liable to the other for any failure of, or delay in, its performance hereunder due to causes beyond its reasonable control, including acts of God, war, labor disputes, government intervention and catastrophic phenomena such as fire, flood, and earthquake.

13.9.2 For a Party to claim Force Majeure hereunder, it must notify the other Party within five (5) days of the commencement of the Force Majeure, detailing the cause of the Force Majeure, the date the Force Majeure began, and the anticipated length of the Force Majeure. If: (i) the notice provides that the Force Majeure will last for more than sixty (60) days; and (ii) the Force Majeure in fact lasts for more than sixty (60) days, the Party not claiming the Force Majeure may terminate this Agreement by written notice to the other Party.

13.10 Attorney’s Fees. If a dispute arises regarding this Agreement, the prevailing Party will be entitled to reasonable attorney’s fees and costs incurred.

13.11 Captions. The captions contained in this Agreement are inserted for convenience of reference only and will not in any way affect the interpretation of the provisions captioned.

13.12 Governing Language. The official language of this Agreement is the English language and all notices, reports, orders, instructions, literature, records and other written materials pertaining to this Agreement will be maintained and delivered in the English language.

13.13 Execution. This Agreement may be executed in two signed counterparts, each of which will constitute an original.

13.14 Press Releases. Neither Party will issue a press release or make any statement to the press related to the subject matter hereof without the other Party’s prior consent.

THE PARTIES, INTENDING TO BE LEGALLY BOUND, have executed this Agreement as of the date first written above.

WORLDSPACE INDIA PRIVATE LIMITED		BPL LIMITED

By:	/s/ MATHEWKUTTY SEBASTIAN	By:	/s/ SHASHI NAMBIAR
	Mathewkutty Sebastian		Shashi Nambiar
	Director		Director

Date:	December 1, 2000	Date:	1/12/2000

Appendix 1

WorldSpace Coverage Area

WorldSpace AfriStar Coverage Area

[Map showing footprint of each of the three beams of AfriStar,

which beams are shown covering all of Africa and parts of Europe and Asia]

WorldSpace AsiaStar Coverage Area

[Map showing footprint of each of the three beams of AsiaStar,

which beams are shown covering all of Asia and small parts of Africa and Australia]

WorldSpace AmeriStar Coverage Area

[Map showing footprint of each of the three beams of AmeriStar, which beams are shown covering all of South America and part of Central America]

Appendix 2

Technical Specifications

WorldSpace Low Cost Receiver

Feature Description

1.	Overview

1.1	Introduction

This document describes the requirements of a low cost WorldSpace Receiver.

1.2	Delivery Content

•	Low Cost Receiver

•	Antenna

•	Instructions for Use

•	Packaging

2.	Physical Requirements

2.1	Size (Recommended)

Set:	approx. 210 x 142 x 60 mm (length x height x depth)
Antenna:	approx. 270 x 122 x 12 mm (height x width x depth, open incl. foot)

2.2	Input Connectors

The unit provides one input F-Type connector for a WorldSpace antenna input. The antenna shall be a linear Yagi-Type. The antenna supply voltage is non-switchable .3,0 V.

The unit provides a DC-input connector for an external power supply.

2.3	Output Connectors

It is recommended that the unit provide a 1/8” stereo headphone jack.

The unit provides a RJ6 (or RJ11) connector for BC output. Pins BCC, BCD, GND and Vcc of the BCI/O-Interface are used.

2.4	Audio out

It is recommended that the unit have a mono speaker with good sound performance.

2.5	Battery (Optional)

To be powered by 3 “baby cells”. Battery Type Code is R14. (External supply optional). Battery Voltage is displayed.

2.6	Display

LC-Display with max. 10 digits (14 segments each) and icons for battery voltage, stereo, encryption, Service Components and receiving quality. First two digits are used to display the preset station number, following 8 digits are used to display TDM number, BC number, SC Number or Service Label. No back light. Display size approx. 10 cm2.

1

2.7	Buttons and Switches

1 Slide Switch for power on/off.

7 Buttons for BC up / down, SC up /down, Volume up / down, Station presets.

2.8	System Architecture

It is recommended that there be a single PCB-Design containing all interfaces for connectors, LCD, switches and buttons.

3.	Environment and EMI Requirements

3.1	Operating Environment

Temperature:	0 to 55” C

Humidity:	20% to 80% relative humidity, non condensing

3.2	EMI Certification

It is recommended that the unit have CE-Approval.

4.	Functional Requirements

4.1	WorldSpace Signal Reception

The unit is capable of receiving the WorldSpace-L-band signal.

4.2	Audio support

The unit is capable of performing MPEG decoding. Data other than Audio can only be accessed via the BC output connector. The decoded Audio Data is routed to the built in speaker and the 1/8” stereo headset output.

4.3	User Interface

Referred to the following features are supported:

4.3.1	Learn Mode

Start Learn Mode by pressing both BC up and SC up for more than 2 sec.

2

4.3.2	BC Manual Scan Mode

Use buttons BC up and BC down. If the last BC of a TDM is selected and BC up is pressed, the first BC of the next TDM is tuned.

4.3.3	SC Manual Scan Mode

Use buttons SC up and SC down. If there is more than I SC available it is displayed to the. user. When tuned to the last SC of a BC, pressing SC up will tune to the 1st SC of the same BC.

4.3.4	Station Keys

10 presets can be stored. Operation to be defined.

4.3.5	Audio Modes

The set supports stereo mode on the headset output.

4.3.6	Last Station Memory

If the stored station is no longer available, the first available audio SC will be tuned.

4.3.7	Service Label

Supported.

4.3.8	BCIO Interface

Only BC is output. SC is not forwarded.

3

Appendix 3

STARMAN™ Chipset

“STARMAN Chipset” means a chipset comprising one or more integrated circuits that was manufactured under license from WORLDSPACE, is capable of processing information or data•according to the WORLDSPACE Format, and:

•	Selects any one of a multiplicity of L-band carriers modulated by a TDM digital stream carrying 96 prime rate channels at 16 Kbps each;

•	Demodulates and decodes the selected TDM stream to recover the prime rate channels;

•	Combines prime rate channels to recover the channel of each broadcaster,

•	Delivers each broadcaster’s channel to a digital output for further processing;

•	Delivers time slot control channels and service header channels to a digital output for further processing;

•	Decodes MPEG 1/2 Audio Layer 3 and MPEG 2.5 Layer 3 broadcaster channels to recover the audio program content; and

•	Provides other outputs needed to support the features mutually agreed to with licensed WORLDS PACE Receiver manufacturers.

One single STARMAN Chipset is a complete set of integrated circuits or a single integrated circuit necessary for the implementation of the WORLDSPACE Format in a single WORLDSPACE Receiver.

Appendix 4

Licensed STARMAN™ Chipset Manufacturers

1.	Micronas GmbH

2.	STMicroelectronics Sri

Appendix 5

FhG Patent Rights

Appendix 5

FhG Patent Rights

1 of 5

Internal Ref.	Priority	Country	Application No.	Application Date DD.MM.YY	Patent No.	Date of Grant DD.MM,YY
83/16338		DE	33 10 480	23.03.83	33 10 480	18.09.85
86/20036		DE	36 29 434	29.08.86	36 29 434	28.07.94
	36 29 434	AT, BE, CH, DE, DK, FR, GB, IT, LU, NL, SE	87 905 587	29.08.87	0 287 578	09.08.95
	36 29 434	US	071640,550	29.08.87
	36 29 434	JP	62-505113	29.08.87
	36 29 434	KR	700459/88	29.08.87
87/21326		DE	37 33 772	06.10.87	37 33 772	30.09.93
	37 33 772	AT, BE, CH/LI, DE, DK, ES, FR, GB, GR, IT, LU, MC, NL, SE	EP 89 901 959	06.10.88	340 301	16.06.93
	37 33 772	US	347,806	06.10.88
	37 33 772	JP	63-507841	06.10.88
	37 33 772	KR	701020/89
further Prio No.	37 33 786	DE	37 33 786	06.10.87	37 33 786	15.03.90
87/20959		DE	37 33 786	06.10.88	37 33 786
88/21718	38 05 946	DE	39 901 51	25.02.89
	38 05 946	AT, BE, CHILI, DE, DK, ES, FR, GB, GR, IT, LU, MC,NL, SE	89 902 498	25.02.89	362 315	23.12.92
	38 05 946	US	439,394	25.02.89	5,014,318	07.05.91
	38 05 946	JP	01-502316	25.02.89
	38 05 946	KR	701960/89	25.02.89
88/21759		DE	38 06 416	29.02.88	38 06 416	18.07.89

Appendix 5

FhG Patent Rights

2 of 5

Internal Ref.	Priority	Country	Application No.	Application Date DD.MM.YY	Patent No.	Date of Grant DD.MM,YY
89/22936		DE	39 12 605	17.04.89
	39 12 605	AT, BE, CH/LI, DE, DK, ES, FR, GB, GR, IT, LU, NL, SE	90 107 082	12.04.90
	39 12 605	US	07/786/239	12.04.90
	39 12 605	JP	02-505932	12.04.90
	39 12 605	NO	913931	12.04.90
	39 12 605	FI	914886	12.04.90
	39 12 605	KR	701385/91	12.04.90
	39 12 605	RU	5010281/24	12.04.90
89/30749	36 12 605	AT, BE, CH/LI, DE, DK, ES, FR, GB, GR, IT, LU, NL, SE	94 106 503.9 division from 90 107 082	12.04.90
90/24281	40 34 017	DE, BE, FR, GB, NL	91 918 111.5	25.10.91	0 544 290	01.02.95
	40 34 017	US	08,039,478	25.10.91	5,455,833	03.10.95
91/24947		DE	41 34 420	17.10.91	41 34 420	03.12.92
	41 34 420	AU	9226725	06.10.92	660052	08.06.95
	41 34 420	CA	2,118,915	06.10.92
	41 34 420	AT, BE, CH/LI, DE, DK, ES, FR, GB, GR, IT, NL, SE	92 920 812.2-2211	06.10.92	0 608 281	21.06.95
	41 34 420	JP	5-507340	06.10.92
	41 34 420	KR	700973/1994	06.10.92
	41 34 420	NO	940767	06.10.92
	41 34 420	RU	94019963.00	06.10.92
	41 34 420	US	08/211,547	13.10.92

Appendix 5

FhG Patent Rights

3 of 5

Internal Ref.	Priority	Country	Application No.	Application Date DD.MM.YY	Patent No.	Date of Grant DD.MM,YY
91/24967		DE	41 36 825	08.11.91	41 36 825	18.03.93
	41 36 825	AU	9227599	13.10.92	659228	11.05.95
	41 36 825	CA	2,118,916	13.10.92
	41 36 825	AT, BE, CH/LI, DE, DK, ES, FR, GB, GR, IT, NL, SE	92 921 326.2	13.10.92
	41 36 825	JP	5-508077	13.10.92
	41 36 825	KR	700973/1994	13.10.92
	41 36 825	NO	940935	13.10.92
	41 36 825	RU	94020727.00	13.10.92
	41 36 825	US	08/211,547	13.10.92
	41 36 825	UA	pending	13.10.92
92/30022		DE	42 09 382	23.03.92	42 09 382	20.10.92
	42 09 382	AU	36254/93	25.02.93	670068	17.05.96
	42 09 382	CA	2,131,806	25.02.93
	42 09 382	EP	93 905 148	25.02.93
	42 09 382	JP	5-516 152	25.02.93
	42 09 382	KR	703290/1994	25.02.93
	42 09 382	NO	P 943520	25.02.93
	42 09 382	US	08 307 664	25.02.93
92/30084		DE	42 21 125	26.06.92	42 21 125	13.06.96
92/30090		DE	42 17 276	25.05.92	42 17 276	08.04.93
	42 17 276.4	AU	40593/93	18.05.93
	42 17 276.4	CA	2,118,402	18.05.93
	42 17 276.4	JP	6-5000080	18.05.93
	42 17 276.4	KR	704089/1994	18.05.96

Appendix 5

FhG Patent Rights

4 of 5

Internal Ref.	Priority	Country	Application No.	Application Date DD.MM.YY	Patent No.	Date of Grant DD.MM,YY
	42 17 276.4	NO	944285	18.05.93
	42 17 276.4	RU	9227599	13.10.92	659228	11.05.95
	42 17 276.4	UA	2,118,916	13.10.92
	42 17 276.4	AT, BE, CH/LI, DE, FR, GB, NL	93 909 786/1	18.05.93	0 642 719	11.09.96
92/30102		DE	42 24 786	27.07.92
	42 24 786	AU, CA, EP, JP, KR, NO, RU, UA, US	PCT/DE93/00611	06.07.93
92/30/124		DE	42 22 150	06.07.92	42 22 150	09.06.94
92/30253		DE	42 36 989	02.11.02	42 36 989	17.11.94
	42 36 989	US	08/428/235	02.11.93
	42 36 989	AU	5332/94	02.11.93
	42 36 989	CA	2,148,447	02.11.93
	42 36 989	JP	06-510567	02.11.93
	42 36 989	KR	701732/95	02.11.93
	42 36 989	NO	951549	02.11.93
	42 36 989	RU	95 112 670	02.11.93
	42 36 989	EP	42 44 888	02.11.93
92/31346 (92/30253)		DE	42 22 888 division from 42 36989.4	02.11.94
93/30386		DE	43 16 297	14.05.93	43 16 297	07.04.94
	43 16 297	DE, FR, GB, NL, DK, PT	94 107 229.0	09.05.94
	43 16 297	US	98/241,851	12.05.94
93/30536		DE	43 31 376	15.09.93	43 31 376	10.11.94

Appendix 5

FhG Patent Rights

5 of 5

Internal Ref.	Priority	Country	Application No.	Application Date DD.MM.YY	Patent No.	Date of Grant DD.MM,YY
	43 31 376	AU, CA, EP, JP, KR, NO	PCT/EP94/02250	08.07.94
	43 45 171.3	RU, UA, US
93/30744	42 17 276.4	DE	43 45 171	15.09.93	43 43 171	01.02.96
94/30668		DE	44 05 659	22.02.94
	P 44 05 659.1	AU, CA, EP, JP, US	PCT/EP94/03478	21.10.94
94/30698		DE	44 09 368	18.10.94
	P 44 09 368.3	AU, CA, EP, JP, KR, NO, RU, UA, US	PCT/EP95/0378	02.02.95
94/30841		DE	44 37 287	18.10.94
	P 44 37 287.6	EP, AU, CN, JP,KR, US	PCT/EP95/04008	11.10.95
94/31004		DE	195 05 435	17.02.95
	195 05 435.0	EP, JP, KR, US	PCT/EP96/00550	09.02.96
96/32104		DE	196 13 643.1	04.04.96

Appendix 6

WORLDSPACE Patent Rights

Appendix 6

WORLDSPACE Patent Rights

COUNTRY	REFERENCE#	TYPE	FILED	SERIALS	ISSUED	PATENT#	STATUS
SATELLITE DIRECT RADIO BROADCAST SYSTEM
UNITED ARAB EMR	34147	CEQ	12/08/1996	191196			PENDING
UNITED ARAB EMR	37275	CEQ	11/12/1998	275/98			PENDING
ARIPO	35937	DCA	12/06/1996	AP/P/98/01256	12131/1999	AP792	ISSUED
ARIPO	40107	DCA	11/06/1998	AP/P/00/01806			PENDING
ARGENTINA	34124	CEQ	12/09/1996	96 01 05566			PUBLISHED
ARGENTINA	37247	CEQ	11/12/1998	980105718			PENDING
AUSTRALIA	35938	DCA	12/06/1996	1143497	03/02/2000	713024	ISSUED
AUSTRALIA	40108	DCA	11/06/1998	13832199			PENDING
BANGLADESH	34152	CEQ	12/07/1996	146/96	12108/1995	1002849	ISSUED
BANGLADESH	34152A	DIV	06/16/1998	93/98	12/08/1995	1002850	ISSUED
BOLIVIA	34140	CEQ	12/06/1996	TEMP			PENDING
BOLIVIA	37323	CEQ	11/11/1998	15195			PENDING
BRAZIL	35939	DCA	12/06/1996	P19611882-2			PENDING
BRAZIL	40109	DCA	11/06/1998	PCT/US98/23595			PENDING
CANADA	35940	DCA	12/06/1996	2,238,641			PENDING
CANADA	40110	DCA	11/06/1998	2,309,683			PENDING
DEM REP OF CONGO	34153	CEQ	12/06/1996	NP/23/EXT/96	05/16/1997	9613479	ISSUED
CHILE	34125	CEQ	12/06/1996	2171-96			PENDING
CHILE	37324	CEQ	11/11/1998	2736-98			PUBLISHED
CHINA	35941	DCA	12/06/1996	96198900.9			PUBLISHED
CHINA	40111	DCA	11/06/1998	PCT/US98/23595			PENDING
COLOMBIA	34126	CEQ	12/27/1996	96067943			PUBLISHED
COLOMBIA	37258	CEQ	11/05/1998	98065215			PENDING
COSTA RICA	34141	CEQ	12/09/1996	TEMP			PENDING
CUBA	35962	DCA	12/06/1996	70198			PENDING
CZECH REPUBLIC	35942	DCA	12/06/1996	PV 1705-98			PUBLISHED
CZECH REPUBLIC	40112	DCA	11/06/1998	PV 2000-1724			PENDING
DOMINICAN REPUBLIC	34142	CEQ	12/06/1996	5358	1022/1997	5358	ISSUED
ALGERIA	34154	CEQ	12/08/1996	960,184	12/07/1996	960184	ISSUED
ALGERIA	37256	CEQ	11/11/1998	980260			PENDING
EURASIAN PATENT	34943	DCA	12/06/1996	199800431			PUBLISHED
EURASIAN PATENT	40113	DCA	11/06/1998	200000518			PENDING
ECUADOR	34139	CEQ	12/09/1996	SP-96-1964	12/12/1998	PI-98-1470	ISSUED
EGYPT	34128	CEQ	12/08/1996	1092/96			PENDING
EGYPT	37260	CEQ	11/14/1998	1408/1998			PENDING
EUROPEAN PATENT	35944	DCA	12/06/1996	96942841.6			PENDING
EUROPEAN PATENT	40114	DCA	11/06/1998	98 957612.9			PUBLISHED
ETHIOPIA	34129	CEQ					MAILED
ETHIOPIA	37259	CEQ	11/13/1998	99100017			PENDING
HONG KONG	35941HK	CEQ	07/05/1999	99102834.8			PENDING
HUNGARY	35945	DCA	12/06/1996	P9903668			PENDING
INDONESIA	34134	CEQ	12/09/1996	P-963652			PUBLISHED
INDONESIA	40115	DCA	11/06/1998	W-20000899			PENDING
ISRAEL	35946	DCA	12/06/1996	124715			PENDING
ISRAEL	40116	DCA	11/06/1998	136095			PENDING
INDIA	34109	CEQ	12/04/1996	2094/CALJ96			PENDING
INDIA	37261	CEQ	11/12/1998	2003CAL98			PENDING
IRAN	34145	CEQ	03/18/1997	37512021	07/16/1997	25648	ISSUED
JORDAN	34148	CEQ	12/07/1996	1942	03/1011998	1942	ISSUED
JORDAN	37325	CEQ	11/12/1998	2048	07/24/1999	2048	ISSUED
JAPAN	35947	OCA	12/06/1996	09-522075			PENDING
JAPAN	40117	DCA	11/06/1998	PCT/US98/23595			PENDING
SOUTH KOREA	35954	DCA	12/06/1996	704368/1998			PENDING
SOUTH KOREA	40118	DCA	11/06/1998	2000-7005256			PENDING
MOROCCO	34130	CEQ	12/06/1996	24.421	04/01/1998	24244	ISSUED
MOROCCO	37263	CEQ	11/13/1998	25.344	07/01/1999	24.698	ISSUED
MONGOLIA	35949	DCA	12/06/1995	2319		1564	ISSUED
MEXICO	35948	DCA	12/06/1996	984,474			PENDING
MEXICO	40119	DCA	11/06/1998	004593			PENDING
MALAYSIA	34150	CEQ	12/06/1996	P19605136			PENDING

Appendix 7

Licensed WORLDSPACE Marks

[Logo]

WORLDSPACE®

[Logo]

WORLDSPACE®

[Logo]

WORLDSPACE

III. CORPORATE IDENTITY

A. WorldSpace Corporate Colors

•	Color is the foundation of the WorldSpace corporate, regional and brand identity systems;

•	Exact color matching is required of all vendors;

•	HQ will send you perforated color swatches that are accurate representations of the corporate colors printed on both coated and uncoated paper stocks. Attach a swatch to every piece of camera-ready artwork or with electronic files sent to a printer. All printers must be capable of and required to match these swatches;

•	Never match colors by using previously printed pieces. Protect these swatches from exposure to sunlight;

•	When printing four-color material always use the four-color separated signature (logo);

B. Pantone Matching System (PMS)

The Pantone Matching System® is a standard in the printing industry. There are no exact color matches for WorldSpace colors in any other printing ink system.

• WorldSpace Blue	Coated: PMS 301 Uncoated: PMS 301

• WorldSpace Purple 2602	Coated: PMS 2593 Uncoated: PMS

• WorldSpace Yellow	Coated: PMS 142 Uncoated: PMS 129

• WorldSpace Metallic Silver	Coated and Uncoated: PMS 877

C. Four Color Process

• WorldSpace Blue	100c, 43m, Oy, 18k

• WorldSpace Purple	79c, 100m, Oy, Ok

• WorldSpace Yellow	Oc, 24m, 76y, Ok

• WorldSpace Metallic Silver	There is no process equivalent.

Converting to grayscale for four color process is unacceptable.

D. Greyscale Usage

In rare instances, the WorldSpace logo will be printed in greyscale. Examples include newspapers, one-color programs and similar publications.

Never use the greyscale WorldSpace signature on a dark or black background. If it must set on a dark field, place within a white bounding box. WorldSpace Signature (Logo)

E. WorldSpace Signature (Logo)

General outline and description:

•	The embodiment of our structure, goals, and ideals;

•	Balance: three points define the most stable structure;

•	Harmony: between our humanitarian ideals and our fiscal responsibilities.

The WorldSpace Signature (Logo) consists of:

•	The WorldSpace Icon (three orbits and a central hub);

•	The WorldSpace Logotype set in Frutiger Condensed, the official WorldSpace typeface.

F. Alterations

There shall be NO alterations to any file to change color,. size or placement. Only the following versions have been officially approved. When scaling the logo for layout it must be done proportionally and the “Icon” must not be reduced to less than ONE INCH.

G. File Format

Please keep the logoart in the same file format it was created in. The WorldSpace logo is an Adobe Illustrator EPS file. There is no reason to convert this file into any other format for printing purposes (NO Photothop bitmap or tiff). Illustrator EPS files are vector based, meaning that they can be scaled to any size without losing their resolution. There is also no need for a clipping path - the. logo and type will be automatically silhouetted.

H. WorldSpace Icon

The immediately identifiable WorldSpace Icon:

•	Three interlocking “orbits” clearly represent the three WorldSpace satellites and coverage areas, with a central hub representing both Earth and our listeners;

•	The icon never appears alone upon first viewing, but may be used alone after the full WorldSpace Signature has been established (i.e., second page letterhead; presentation screens, etc.);

•	The icon must appear in its entirety;

•	Do not show the arcs or hub alone;

•	Do not bleed the icon off of a page or screen;

•	Do not rotate the icon.

I. Color

The center sphere, or “hub,” is always blue - the same blue as the blue arc. The colors of the arcs cannot be switched or altered.

2

J. WorldSpace Logotype

The Logotype of our organization is WorldSpace. “WorldSpace” is always spelled with a capital “W” and a capital “S.” This word should always appear as Frutiger Bold Condensed.

The word WorldSpace as it appears in our logo is a Logotype’ that is set with specific letter spacing and baseline adjustments. DO NOT alter or recreate the WorldSpace Logotype.

The Logotype shall always print black or in reversed color “white”-on dark backgrounds.

Usage as a company name in copy

•	Never use “WorIdSpace” as a possessive

•	Correct: The WorldSpace coverage area;

•	Incorrect: WorldSpace’s coverage area.

K. Position of Registration Mark

Size: The ® mark shall be one-half the size of the “hub” diameter. Placement: On lower right side of the Logotype. The top of the “R” should rest on the baseline of the text and be spaced one-half the hub diameter from the “E” in the Logotype. The WorldSpace registration mark shall always print black.

L. 2D vs. 3D. No 3D Usage Accepted in Part or in Whole.

The WorldSpace 3D logo shall NOT BE USED in any way shape or form. In the early development of WorldSpace, a 3D version of the logo had been developed. If you or someone you know has a copy, please remove it from you computer.

M. Area of Isolation

In order to maintain the integrity of the logo, WorldSpace requires that an area of isolation be maintained. Copy, other than the positioning line and division names, may fall no closer than 2 hubs from all points of the logo.

N. WorldSpace Typefaces

The “Frutiger” family

•	A Sans Serif face used…logo, headlines, and body-copy;

The “Minion” family

•	A Serif face used spec’d and approved for headlines and body-copy only.

3

O. Background Color Usage

The WorldSpace logo is most effective against a white, black, PMS 877 silver background or any of the colors in the complementary palette. Avoid high contrast ring backgrounds; they interfere with legibility. Avoid any solid color with a value too close to any of the three logo colors.

P. Reversed Color Usage

Rules for using the WorldSpace Signature on a dark background:

•	Icon: all colors of the icon remain the same;

•	Logotype (logotype);

The word “WorldSpace” becomes white ONLY.

4

Appendix 8

Work Schedule

MILESTONE:	COMPLETION DATE
1. Completion of product concept sketch	December 2000

2. Completion of engineering sample (mock-up and working boards)	Mock-up – December 2000 Tool Design – January 2001 Tool Manufacture – Feb. 2001 Prototype – March 2001

3. Completion of working model with final styling (design review)	March 31, 2001

4. Submission of final production prototype (evaluation sample) and WORLDSPACE approval (type approval)	April 30, 2001

Appendix 9

Standard Testing Rates

1. Test fee for first WORLDSPACE Receiver of a particular type submitted by BPL pursuant to Article 2.6.1 of this Agreement:	$5,000

2. Test fee for each additional WORLDSPACE Receiver of that type submitted by BPL pursuant to Article 2.6.1 of this Agreement:	$1,250

Appendix 10

BPL Marks

All trade marks and logos with the combination of the letters BPL registered and pending registration before the Trade Mark Registry.

COUNTRY	REFERENCE#	TYPE	FILED	SERIALS	ISSUED	PATENT#	STATUS
ISRAEL	38542	DCA	10/31/1997	129638			PENDING
INDIA	35299	CEQ	10/23/1997	1999CAL97			PENDING
IRAN	35300	CEQ	01/29/1998	37610011-16	04/21/1998	25851	ISSUED
JAPAN	38543	DCA	10/31/1997	10-521536			PENDING
SOUTH KOREA	38547	DCA	10/31/1997	1999-7004036			PENDING
MOROCCO	35302	CEQ	11/03/1997	24854	07/01/1998	24.392	ISSUED
MEXICO	38544	DCA	10/31/1997	994159			PENDING
MALAYSIA	35301	CEQ	10/22/1997	PI9704983			PENDING
NIGERIA	35303	CEQ	11/04/1997	331/97			PENDING
AFRICAN UNION	38538	DCA	10/31/1997	PV9900094			PENDING
PANAMA	35305	CEQ	11/05/1997	PVPA97/084412			PUBUSHED
PERU	35306	CEQ	11/03/1997	982197			PENDING
PHILIPPINES	35307	CEQ	11/04/1997	I-58397			PENDING
PAKISTAN	35304	CEQ	10/24/1997	841/97	—	136114	ISSUED
PAKISTAN	35304A	DIV	07/17/1997	615/99	07/2000	136125	ISSUED
POLAND	38545	DCA	10/31/1997	P333799			PENDING
SAUDI ARABIA	35308	CEQ	11/18/1998	98 19 0783			PENDING
SINGAPORE	38546	DCA	10/31/1997	9902517-8			PENDING
TANGIERS	35302TA	CEQ	11/03/1997	1504			PENDING
THAILAND	35311	CEQ	10/24/1997	040324			PUBUSHED
TURKEY	38549	DCA	10/31/1997	1999/01741			PENDING
TURKEY	38549A	DIV	10/31/1997	2000/00847			PENDING
TURKEY	385498	DIV	10/31/1997	2000/00846			PENDING
TRINIDAD & TOBAGO	38548	DCA	10/31/1997	PCT/U97/19631			PENDING
TAIWAN	35310	CEQ	11/11/1997	86116897		110701	ISSUED
UNITED STATES	33877A	NEW	11/05/1996	08/746,019	02/02/1999	5,867,490	ISSUED
VENEZUELA	35313	CEQ	11/04/1997	2214-97			PENDING
WIPO	35319	CEQ	10/31/1997	PCT/US97/19631			NAT PHASE
SOUTH AFRICA	35309	CEQ	10/27/1997	97/9606	07/28/1999	97/9606	ISSUED

SATELLITE DIRECT RADIO BROADCAST RECEIVER FOR EXTRACTING A ‘BROADCAST CHANNEL AND SERVICE CONTROL HEADER FROM TIME DIVISION MULTIPLEXED TRANSMISSIONS (AS AMENDED)
UNITED STATES	33877B	NEW	11/05/1996	08/746,067	02/09/1999	5,870,390	ISSUED

SYSTEM FOR FORMATTING BROADCAST DATA FOR SATELLITE TRANSMISSION AND RADIO RECEPTION
UNITED STATES	33877C	NEW	11/05/1996	08/746,020	5,864,546	5,864,546	ISSUED

SYSTEM FOR MANAGING SPACE SEGMENT USAGE AMONG BROADCAST SERVICE PROVIDERS
UNITED STATES	33877D	NEW	11/05/1996	08/746,069			PENDING

SATELLITE PAYLOAD PROCESSING SYSTEM FOR SWITCHING UPLINK SIGNALS TO TIME DIVISION MULTIPLEXED DOWNLINKED SIGNAL
UNITED STATES	33877E	NEW	11/05/1996	08/146,070			ABANDONED
UNITED STATES	37717	CON	02/16/1999	09/250,263			PENDING

SATELLITE PAYLOAD PROCESSING SYSTEM USING POLYPHASE DEMULTIPLEXING AND QUADRATURE PHASE SHIFT KEYING DEMODULATION
UNITED STATES	338T7F	NEW	11/05/1996	08/746,071			ABANDONED
UNITED STATES	38157	CON	03/09/1999	09/265,537			PENDING

SATELLITE PAYLOAD PROCESSING SYSTEM PROVIDING ON-BOARD RATE ALIGNMENT
UNITED STATES	33877G	NEW	11/05/1996	08/746,072	082212000	6,108,319	ISSUED

A YAGI ANTENNA COUPLED WITH A LOW NOISE AMPLIFIER ON THE SAME PRINTED CIRCUIT BOARD
UNITED STATES	40465	NEW	06/29/2000	TEMP			PENDING

COUNTRY	REFERENCE#	TYPE	FILED	SERIALS	ISSUED	PATENT#	STATUS
MALAYSIA	37262	CEQ	10/29/1998	PI 9804944			PENDING
NIGERIA	34131	CEQ	12/06/1996	289196	03/20/1997	RP 12,604	ISSUED
NIGERIA	37265	CEQ					MAILED
NEW ZEALAND	35950	DCA	12/06/1996	324,563	12/16/1998	324,563	ISSUED
AFRICAN UNION	35951	DCA	12/06/1996	PV98100073		10793	ISSUED
AFRICAN UNION	40120	DCA	11/06/1998	1200000135			PENDING
PANAMA	34138	CEQ	12/10/1996	PUPA96164234			PUBLISHED
PANAMA	37257	CEQ	11/13/1998	PUPA98184633			PENDING
PERU	34137	CEQ	12/19/1996	34137			PENDING
PERU	37269	CEQ	11/10/1998	1082.98 O1T			PENDING
PHILIPPINES	34135	CEQ	12/06/1996	54,973			PENDING
PHILIPPINES	37270	CEQ	11/13/1998	1-1998-02988			PENDING
PAKISTAN	34151	CEQ	12/07/1996	745196			PENDING
PAKISTAN	37266	CEQ	10/28/1998	1103198			PENDING
POLAND	35952	DCA	12/06/1996	P 327068Q			PENDING
POLAND	40121	DCA	11/06/1998	P-340492			PENDING
PARAGUAY	34143	CEQ	12/06/1996	112	06/26/2000	3.949	ISSUED
SAUDI ARABIA	34146	CEQ	02/24/1997	97170647			PENDING
SAUDI ARABIA	37271	CEQ	05/04/1999	99 20 0067			PENDING
SINGAPORE	35953	DCA	12/06/1996	9803224			PENDING
SINGAPORE	40122	DCA	11/06/1998	200002591-6			PENDING
SYRIA	34149	CEQ	12/08/1996	18242411			ABANDONED
TANGIERS	34130TA	CEQ	12/06/1996	1422			PENDING
TANGIERS	37264	CEQ	11/13/1998	1670			PENDING
THAILAND	34133	CEQ	12/06/1996	034630			PUBLISHED
THAILAND	37274	CEQ	10/16/1998	046639			PUBLISHED
TURKEY	35956	DCA	12/06/1996	98100997	03/22/1999	TR19980099	ISSUED
TURKEY	40124	DCA	11/06/1998	2000/01351			PENDING
TRINIDAD & TOBAGO	35955	DCA	12/06/1996	302,834			PENDING
TRINIDAD & TOBAGO	40123	DCA	11/06/1998	Temp			PENDING
TAIWAN	34107	CEQ	12/06/1996	85115072			PENDING
TAIWAN	37273	CEQ	11/11/1998	87008736			PENDING
UNITED STATES	33877	NEW	12/08/1995	081569,346	11/10/1998	5,835,487	ISSUED
UNITED STATES	35248	CIP	11/14/1997	081971,049			ABANDONED
UNITED STATES	35922	CON	04/07/1998	09/055,935			PENDING
UNITED STATES	35248A	CIP	07/09/1998	09/112,349			PENDING
UNITED STATES	36593	CON	07/30/1998	09/124,997			PENDING
URUGUAY	34144	CEQ	12/09/1996	24.393			PUBLISHED
VENEZUELA	34127	CEQ	12/06/1996	96-2105			PUBLISHED
VENEZUELA	37276	CEQ	11/13/1998	98-2566			PENDING
VIETNAM	35957	DCA	12/06/1998	S19980570			PUBLISHED
WIPO	34110	CEQ	12/06/1996	PCTIUS96119148			NAT PHASE
WIPO	37268	CEQ	11/06/1998	PCT/US9823595			NAT PHASE
WIPO	38432	CEQ	04/06/1999	PCT/US99107682			ABANDONED
SOUTH AFRICA	34132	CEQ	12/06/1996	96/10298	09/23/1997	96110298	ISSUED
SOUTH AFRICA	37272	CEQ	11/11/1998	98110314	04/26/2000	98/10314	ISSUED

SATELLITE DIRECT RADIO BROADCAST SYSTEM WITH FORMATTING OF BROADCAST DATA, PROCESSING . THEREOF BY SATELLITE PAYLOAD AND RECEPTION BY REMOTE RADIO RECEIVERS
UNITED ARAB EMR	35312	CEQ	11/05/1997	227197	PENDING
ARIPO	38532	DCA	10/31/1997	APIP/99/01521	PENDING
ARGENTINA	35292	CEQ	10/31/1997	970105089	PUBLISHED
AUSTRALIA	38533	DCA	10/31/1997	70036198	PENDING
BOLIVIA	35293	CEQ	11/05/1997	temp	PENDING
BRAZIL	38534	DCA	10/31/1997	P19712872	PENDING
CANADA	38535	DCA	10/31/1997	2,270,134	PENDING
CHILE	35294	CEQ	11/05/1997	2384-97	PUBLISHED
CHINA	38536	DCA	10/31/1997	97180321.8	PUBLISHED
COLOMBIA	35295	CEQ	11/05/1997	97064785	PENDING
COSTA RICA	35296	CEQ	11/05/1997	TEMP	PENDING
CZECH REPUBLIC	38537	DCA	10/31/1997	PV 1541-99	PENDING
ALGERIA	35291	CEQ	12/22/1997	970234	PENDING
EURASIAN PATENT	38539	DCA	10/31/1997	199900445	PENDING
EGYPT	35297	CEQ	11/05/1997	1171/97	PENDING
EUROPEAN PATENT	38540	DCA	10/31/1997	97949350.9	PENDING
ETHIOPIA	35298	CEQ	11/04/1997	TEMP	PENDING
HONG KONG	40224	CEQ		00103692.5	PENDING
INDONESIA	37799	DCA	10/31/1997	W990293	PENDING